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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ashford Hospitality Trust, Inc. and to the incorporation by reference therein of our report dated March 2, 2015 (February 29, 2016 as it relates to Notes 2 and 6), with respect to the consolidated financial statements and schedules of Ashford Hospitality Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

        We also consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ashford Hospitality Trust, Inc. and to the incorporation by reference therein of our report dated March 31, 2015, with respect to the consolidated financial statements of PIM Highland Holding LLC at December 31, 2014 and for the two years then ended, included in Ashford Hospitality Trust, Inc. and subsidiaries' Form 10-K/A dated March 15, 2016 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
June 3, 2016

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm